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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this Registration Statement on Form S-11 of our report dated March 28, 1996 on our audit of the consolidated balance sheets of Sunstone Hotel Investors, Inc., the combined balance sheet of Sunstone Initial Hotels and the related consolidated and combined statements of operations, equity and cash flows, including the accompanying financial statement schedule, our report dated March 22, 1996 on our audit of the financial statements of Sunstone Hotel Properties, Inc., our report dated June 7, 1996 on our audit of the financial statements of Renton Joint Venture and our report dated July 2, 1996 on our audit of the combined financial statements of Bay City Hospitality, Inc. and Price Hospitality, Inc. We also consent to the reference to our firm in this Registration Statement under the caption "Experts."

COOPERS & LYBRAND L.L.P.

Newport Beach, California
July 3, 1996